Exhibit 10.1
Board of Directors
TBX Resources, Inc.
3030 LBJ Freeway, Suite 1320
Dallas, TX 75234
Gentlemen,
We are providing this letter to confirm our understanding of the terms and objectives of our engagement to audit the consolidated balance sheet at November 30, 2007 and the related consolidated statements of operations, stockholders’ equity and cash flows of TBX Resources, Inc., TBX Acquisition, Inc. and Grasslands L.L.P. (collectively hereafter referred to as “the Company”) for the year then ended for the purpose of expressing an opinion on them.
The objective of our audit is the expression of an opinion about whether your consolidated financial statements are fairly presented, in all material respects, in conformity with U.S. generally accepted accounting principles. Our audit will be conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and will include tests of your accounting records and other procedures we consider necessary to enable us to express such an opinion. Our ability to express that opinion and the wording of our opinion will, of course, be dependent on the facts and circumstances at the date of our report. If, for any reason, we are unable to complete the audit or are unable to form or have not formed an opinion, we may decline to express an opinion or to issue a report as a result of this engagement. If circumstances preclude us from issuing an unqualified opinion, we will discuss the reasons with you in advance.
An audit includes examining, on a test basis, evidences supporting the amounts and disclosures in the consolidated financial statements. Accordingly, the areas and number of transactions selected for testing will involve our professional judgment. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. Our procedures will include, where applicable, tests of documentary evidence supporting the transactions recorded in the accounts, tests of the physical existence of inventory, and direct confirmation of receivables and certain other assets and liabilities by correspondence with selected customers, creditors, legal counsel, and financial institutions.
Turner, Stone & Company, L.L.P.
Accountants and Consultants
12700 Park Central Drive” Suite 1400
Dallas, Texas 75251
Telephone: 972-2.39-1660 / Facsimile: 972-239-1665
Toll Free; 877-853-4195
Web site: turnerstone.com

Board of Directors
TBX Resources, Inc.
September 19, 2007
Page Two
In order to expedite the completion of our audit and to keep audit costs at a minimum, we understand you will assign Company personnel to assist us by performing certain duties; including locating, removing from, and returning to the files the checks, invoices, deposits and other documentation required to be examined by us; completing from Company records the financial information on audit work papers to be furnished by us; typing confirmation requests; and searching the Company records for explanation of exceptions or differences arising from our procedures. We may also request written representations from your attorneys as part of our audit and they may bill you for responding to this inquiry. At the conclusion of our audit, we will require certain written representations from the appropriate level of management about the consolidated financial statements and related matters.
We are responsible for conducting the audit in accordance with the standards of the PCAOB. Those standards require that we obtain reasonable rather than absolute assurance about whether the financial statements are tree of material misstatement, whether caused by errors, fraud, or violations of laws or governmental regulations that are attributable to the Company or to acts by management or employees acting on behalf of the Company. However, because of the characteristics of fraud, particularly those involving collusion, concealment and falsified documentation (including forgery), a properly planned and performed audit may not detect a material misstatement. Our procedures will also include gathering information necessary to identify risks of material misstatement due to fraud, evaluating the Company’s programs and controls that address the identified risks of material misstatement due to fraud, and assessing the risks taking into account this evaluation. We are also required to consider whether identified misstatements may be indicative of fraud and, if so, we are required to evaluate their implication. Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls and procedures for financial reporting should be disclosed to us.
Because an audit conducted in accordance with the standards of the PCAOB is designed to provide reasonable, but not absolute. assurance and because we will not perform a detailed examination of all transactions, there is the risk that material misstatements may exist and not be detected by us. In addition, an audit is not designed to detect immaterial misstatements or violations of laws or governmental regulations that do not have a material and direct effect on the financial statements. However, we will inform the appropriate level of management of any material errors, fraudulent financial reporting or misappropriation of assets, or violations of laws or governmental regulations that come to our attention, unless clearly inconsequential. Our responsibility as auditors is limited to the period covered by our audit and does not extend to any later periods for which we are not engaged as auditors.

Board of Directors
TBX Resources, Inc.
September 19, 2007
Page Three
Additionally, an audit includes obtaining an understanding of internal control sufficient to plan the audit and to determine the nature, timing, and extent of audit procedures to be performed. An audit is not designed to provide assurance on internal control or to identify reportable conditions, that is, significant deficiencies in the design or operation of internal control. However, we are responsible for communicating to the appropriate level of management any reportable conditions which come to our attention.
While our audit will be conducted with due regard to the rules and regulations of the Securities and Exchange Commission (SEC) relative to matters of accounting, it should be understood that our report and the consolidated financial statements and schedules, if any, are subject to review by the SEC and to its interpretation of the applicable rules and regulations.
The Private Securities Litigation Reform Act of 1995 (the Act) imposes additional responsibilities on SEC registrants, their management, audit committees and boards of directors, as well as independent auditors regarding the reporting of illegal acts that have or may have occurred. During the course of our audit, we will ask you specific representations about this. To fulfill our responsibilities under the Act, we may need to consult with your attorney or an attorney of our choosing about any such illegal acts that we become aware of Additional fees, including legal fees if any, are your responsibility and will be billed to you. In this regard, you agree to cooperate with any procedures that we may deem necessary to perform.
Management’s Responsibility
The consolidated financial statements are the responsibility of the Company’s management. Encompassed within that responsibility is the establishment and maintenance of effective internal controls over financial reporting, the establishment and maintenance of proper records, the selection of appropriate accounting principles, the safeguarding of assets, and compliance with relevant laws and regulations. In addition, management is responsible for adjusting the consolidated financial statements to correct material misstatements and for affirming to us in the representation letter that the effects of any uncorrected misstatements aggregated by us during the audit and pertaining to the latest period presented are immaterial, both individually and in the aggregate, to the consolidated financial statements taken as a whole.

Board of Directors
TBX Resources, Inc.
September 19, 2007
Page Four
Management is also responsible for making all financial records and related information available to us and for the accuracy and completeness of that information. We will advise you about appropriate accounting principles and their application and will assist in the preparation of your consolidated financial statements, but the responsibility for the consolidated financial statements remains with you, including the overall accuracy of the consolidated financial statements and their conformity with U.S. generally accepted accounting principles. This responsibility includes the establishment and maintenance of adequate records and effective internal controls over financial reporting, the selection and application of accounting principles, properly recording transactions in the accounting records, making appropriate estimates, the safeguarding of assets and identifying and ensuring the Company complies with the laws and regulations applicable to its business activities.
As part of our engagement we may propose standard, adjusting, or correcting journal entries to your consolidated financial statements. You are responsible for reviewing the entries and understanding the nature of any proposed entries and the impact they have on your financial statements. Further, you are responsible for designating a qualified management-level individual to be responsible and accountable for overseeing these services.
Management is responsible for ensuring and management represents to us that before audit fieldwork begins, the Company will appropriately reconcile its general ledger accounts to their related supporting information. All related reconciling items considered to be material, individually and in the aggregate, will be identified and included on the reconciliations and will be appropriately adjusted in the financial statements. If not adjusted in the financial statements, which may not be feasible in all cases, management will, at the very least, identify and report to us at or before the beginning of fieldwork any adjustments yet to be made.
Management is also responsible for ensuring and management further represents to us that the unaudited interim financial information has been prepared and presented in conformity with accounting principles generally accepted in the United States of America applicable to interim financial information and with Item 302(a) of Regulation S-K and has been prepared on a basis consistent with prior interim periods and years.

Board of Directors
TBX Resources, Inc.
September 19, 2007
Page Five
Establishing and maintaining a sound system of internal control is the best means of preventing or detecting errors, fraudulent financial reporting and misappropriation of assets. Therefore, you are responsible for the design and implementation of programs and controls to prevent and detect fraud, and informing us about all known or suspected fraud affecting the Company involving (a) management, (b) employees who have significant roles in internal control, and (c) others where the fraud could have a material effect on the consolidated financial statements. All significant deficiencies and material weaknesses in the design or operations of internal controls and procedures for financial reporting, including any corrective actions, which could affect the Company’s ability to record, process, summarize and report financial information are required to be disclosed to us. You are also responsible for informing us of your knowledge of any allegations of fraud or suspected fraud affecting the Company received in communications from employees, former employees, regulators, or others.
As stated above, we will require various written representations from management including, but not limited to, management’s responsibility for the design and implementation of programs and controls to prevent and detect fraud, including management’s knowledge of fraud, suspected fraud or allegations of fraud affecting the Company. Furthermore, additional representations will be required regarding management’s responsibility to establish and maintain adequate internal controls and procedures for financial reporting as well as management’s conclusions about the effectiveness of the Company’s internal controls and procedures, including any significant changes in the Company’s internal controls and procedures for financial reporting or in other factors that could significantly affect internal controls and procedures relating to financial reporting. We will also request various other representations determined by the nature of our audit and the unique characteristics of the Company’s business operations and financial activities. These written representations, which are required by the PCAOB, are part of the audit evidence that we will rely on in forming our opinion on the Company’s consolidated financial statements.
Management is also responsible for the preparation of Management’s Discussion and Analysis (MD&A) prepared pursuant to the rules and regulations of the SEC, which is presented in annual reports to stockholders, quarterly interim filings and in other documents. These rules require management to interpret the criteria, accurately derive the historical amounts from the Company’s accounting records, make determinations as to the relevancy of information to be included, and make estimates and assumptions that affect reported information.

Board of Directors
TBX Resources, Inc.
September 19, 2007
Page Six
If the Company intends to publish or otherwise reproduce in any document our report on the Company’s consolidated financial statements, or otherwise make reference to our firm in a document that contains other information in addition to the audited financial statements (e.g. in a debt or equity offering circular or in a private placement memorandum), the Company agrees that, prior to making any such use of our report or reference to our firm, the Company’s management will provide us with a draft of the document to read and obtain our approval for the inclusion or incorporation by reference of our report, or the reference to our firm, in such document before the document is printed and distributed. Accordingly, to avoid unnecessary delay or misunderstanding, it is important that you give us timely notice of your intention to issue any such document.
When applicable, with respect to the electronic dissemination of audited consolidated financial statements, including consolidated financial statements published electronically on the Company’s internet website, the Company understands that electronic sites are a means to distribute information and, therefore, we are not required to read the information contained in these sites or to consider the consistency of other information in the electronic site with the original document.
Our reports should not be included in the SEC’s EDGAR electronic filing system until you have received a manually signed report from us. The inclusion or incorporation by reference of our report in any such document would constitute the reissuance of our report and any request by the Company to reissue our report or to consent to its inclusion or incorporation by reference in any such document will be considered based on the facts and circumstances existing at the time of such request.
Additionally, when applicable, the Company agrees to inform us of its intent to use our report in a registration statement filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. In this regard, the Company agrees to provide us a complete copy of every deficiency (comment) letter received from the SEC. The complete letter should be sent to us immediately so that we may determine the extent to which the SEC’s comments concern, directly or indirectly, the consolidated financial statements. This requirement not only pertains to comments related to filings under the Securities Act of 1933 but also to filings under the Securities Exchange Act of 1934 such as proxy statements, Form 10-K(SB), Form 10-Q(SB), Form 8-K and Form 10 filings. To facilitate this process, please coordinate with Company counsel to forward all copies of such letters to us.
Furthermore, the Company should not make any public filing of information in the SEC’s EDGAR electronic filing system or through press releases until we have had the opportunity to review and approve such filing or press release.

Board of Directors
TBX Resources, Inc.
September 19, 2007
Page Seven
Other Communications Arising from the Audit
As required by the PCAOB, we will report directly to the Audit Committee/Board of Directors any fraud of which we become aware that involves senior management and any fraud that causes a material misstatement of the consolidated financial statements. We will also report to senior management any fraud perpetrated by lower level employees of which we become aware that does not cause a material misstatement of the consolidated financial statements. In addition, we will communicate certain other matters required by professional standards related to the conduct of our audit and your financial reporting process.
We will inform the appropriate level of management and the Audit Committee/Board of Directors of illegal acts that have been detected or have otherwise come to our attention in the course of our audit, unless the illegal act is clearly inconsequential.
We will also report directly to Company management and the Audit Committee/Board of Directors matters coming to our attention during the course of our audit that we believe are significant deficiencies or material weaknesses. A deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the registrant’s financial reporting. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the consolidated financial statements will not be prevented or detected.
We may also have other comments for management relating to matters that we observe, possible ways to improve the efficiency of the Company’s operations or other recommendations concerning internal controls. These matters will be discussed with the level of management responsible for the matters and, if significant, we will also communicate them to senior management and/or the Audit Committee/Board of Directors.

Board of Directors
TBX Resources, Inc.
September 19, 2007
Page Eight
Fees and Payments
Our fee for this audit will be at our standard rates for the level of work and professional staff involved, for the time required to complete the engagement in the highest professional manner, plus out-of-pocket costs. Our statements will be rendered monthly as work progresses and at the completion of the audit and are payable upon presentation. They are considered past due after 30 days and a finance charge not to exceed the maximum lawful rate will be added to all past due balances. In accordance with our firm policies, work may be suspended if your account balance becomes forty-five (45) days or more overdue and will not be resumed until your account is brought current. If we elect to terminate our services for nonpayment, our engagement will be deemed completed at the time you are notified, even if we have not issued our report, and you agree to be obligated to compensate us for the time expended and any out of pocket costs incurred through the date of termination.
Based upon our preliminary planning and discussions, we estimate our fee for this audit will range between $35,000 and $39,000, plus out of pocket costs. An initial retainer of $10,000 is required for us to begin our field work. This estimate assumes we will receive the aforementioned assistance and cooperation from your personnel and that we will not encounter unexpected circumstances. We will notify you immediately if changing circumstances or other unforeseen factors require us to change our estimate by more than 10%.
The Company is also required to have interim financial reports filed on Form 10-Q or Form 10QSB reviewed by us prior to filing. The SEC does not require an audit of the interim financials, but it does require independent auditors to follow the Statement of Auditing Standards No. 100, “Interim Financial Information,” procedures for conducting the interim quarterly review. The SEC considers it a clear violation of the securities laws for a company to file a quarterly report without having its auditor perform the review of the interim information in advance of the filing. A review report generally is not and wi11 not be issued in conjunction with our quarterly review procedures because it is not required by the SEC to be included in your quarterly filings. However, if you request such a report, we will be happy to provide one to you. We estimate our fee for each quarterly review will approximate $2,000, which is not included in the above estimated audit fee.
The provisions of this engagement letter relating to our review of the Company’s Form 10-Q or Form 10-QSB will also apply to any interim quarter subsequent to the year-end date covered in this engagement letter until the execution of a subsequent engagement letter.
It is anticipated that the PCAOB will require us to perform some procedures on the Section 404 compliance portions for the year ended November 30, 2007. However, at this time, no guidance has been issued. The above fee estimate does not include any work related to this matter.

Board of Directors
TBX Resources, Inc.
September 19, 2007
Page Nine
Timing: and Completion of Audit Work
We plan to perform our work according to the timetables you will provide us and complete our audit within two weeks of receiving all requested information. Once we have mutually agreed to an acceptable timetable for fieldwork, it is extremely important that the Company’s management and staff be ready and available for us to efficiently and effectively proceed through audit fieldwork. Accordingly, it is important that you have the information we have requested assembled and available by the beginning of our field work (or earlier for audit planning purposes if specifically arranged with you). It is also important that your personnel assigned to assisting us promptly devote attention of our inquiries and requests for documentation to insure we do not encounter any undue delays. Should this not be the case, then our work in connection with the audit of the Company’s consolidated financial statements may be delayed due to scheduling conflicts with other engagements. In such cases, we cannot be held responsible for missed filing deadlines. Delays in the performance of our audit, which would cause us to be unable to meet these timetables, will be brought to your attention immediately.
We plan to conduct certain tests of transactions and other audit procedures during December 2007 and January 2008 and complete our audit by January 31, 2008 and complete our audit within two weeks of receiving all requested information.

Board of Directors
TBX Resources, Inc.
September 19, 2007
Page Ten
Document Retention Policy
It is not our practice or policy to retain work papers, emails, notes or data files that have been updated or superseded, unless shared with you or a third party working with you. However, if you wish us to follow a retention practice that differs from the above, please indicate your specific request(s) in writing when returning a copy of this engagement letter. In addition, a complete copy of our document retention policy is available upon request.
If the terms of the engagement set forth above are acceptable to you and in accordance with your understanding, please sign and return one copy of this letter to us. We appreciate the opportunity to be of service to you and we look forward to working with you.
Very truly yours,
Turner Stone & Company, LLP
Certified Public Accountants
Approved:

By:	/s/ Tim Burroughs

Date: